PowerSchool Announces First Quarter 2023 Financial Results
•PowerSchool delivers first quarter total revenue within guidance, reiterates full-year 2023 outlook for total revenue
•GAAP net loss per diluted share improves 4% over the prior year to ($0.07), Non-GAAP Net Income per diluted share improves 13% to $0.18, and Adjusted EBITDA* grows 16% to $49.4 million
•Adjusted EBITDA exceeds guidance, full-year 2023 outlook for Adjusted EBITDA reiterated
•ARR* increases 10% over the prior year to reach $612 million as of March 31, 2023
•NRR* of 109.1% improves 240 basis points from the first quarter of 2022

FOLSOM, Calif. – May 4, 2023: PowerSchool Holdings, Inc. (NYSE: PWSC) (“PowerSchool” or the “Company”), the leading provider of cloud-based software for K-12 education in North America, today announced financial results for its first quarter ended March 31, 2023.

“We started 2023 with a solid quarter of operational execution, continued product innovation, and go-to-market success as customers recognize the value of our advanced platform of software and data solutions. Strong net retention and a record quarter of new logo bookings drove double digit ARR growth," said Hardeep Gulati, PowerSchool CEO. "We will continue to focus on delivering solutions that increase the effectiveness, efficiency, and outcomes of K-12 organizations and their students, which will result in durable long-term returns for our shareholders."

First Quarter 2023 Financial Results
•Total revenue was $159.5 million for the three months ended March 31, 2023.
•Subscriptions and support revenue was $141.1 million, up 9% year-over-year.
•Gross profit was $90.0 million, or 56% of total revenue, and Adjusted Gross Profit* was $108.5 million, or 68% of total revenue.
•Net loss was $14.8 million, or negative 9% of total revenue, and Non-GAAP net income* was $35.4 million or 22% of total revenue.
•Adjusted EBITDA* was $49.4 million, or 31% of total revenue.
•GAAP net loss per basic and diluted share was $(0.07) on 160.5 million shares. Non-GAAP Net Income per diluted share* was $0.18 on 199.4 million shares outstanding.
•Net cash used in operations was $60.0 million, and Free Cash Flow* was negative $70.1 million.
•ARR* was $612.3 million, up 10% year-over-year, and NRR* rate was 109.1%, consistent with the prior quarter.

* Definitions of the key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most closely comparable GAAP measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”
Recent Business Highlights
•Unlocking the Power of K-12 Data: Saw significant traction in the market for its data-centric solutions, which include Unified InsightsTM, Unified InsightsTM MTSS, and Connected Intelligence DaaS. Six of the largest ten transactions in the first quarter included at least one of these analytics solutions, with particular demand for Connected Intelligence DaaS as districts and states are beginning to see the value of coalescing, connecting, securing, and analyzing their disparate student and operations data.
•International Expansion: Announced the strategic partnership with Board Middle East (BME) to resell and support PowerSchool products in the Middle East region. With offices in Riyadh and Beirut, BME will expand educators and students' access to PowerSchool's platform of solutions in Saudi Arabia, Qatar, and Kuwait, countries with approximately 8 million enrolled students. As part of the agreement, BME has committed to deliver PowerSchool products to 750,000 students in the first year.

•Ellucian Partnership: Announced a partnership expansion with Ellucian Company L.P. (Ellucian), a market leader in higher education software, to include K-20 data analytics and deeper product and data integrations between PowerSchool and Ellucian. With PowerSchool's leadership in K-12 solutions and data and Ellucian's prominence in the higher education technology space, this partnership creates a powerful opportunity for countries, states, and local communities to better understand and connect student lifecycle data to optimize educational and career success.
•State and Territory-Wide Success: Continued winning large, multi-district deployments of the PowerSchool platform, including the Puerto Rico Department of Education (PRDE). PRDE's purchase of PowerSchool SIS and Ecollect Forms solutions helped drive a record level of dollar bookings from new logos in the first quarter. The win showcases how agencies that have set a strategic goal to modernize and digitize their operations can leverage PowerSchool's differentiated and unified platform.
•Platform Evolution: Announced the development of a proprietary localization framework to enable customers outside of North America to tailor PowerSchool solutions for their specific region. This includes critical user experience support for right-to-left language as well as language translation capabilities. This framework's ease-of-use, efficiency, and enhancement capabilities showcases the extensibility of the PowerSchool platform's core technology.
•Awards & Recognition: Received several awards, including:
◦11 Globee® Awards for PowerSchool’s ongoing commitment to customer support and service awarded at the 10th annual 2023 Globee® Awards. This was the third consecutive year that PowerSchool has been recognized by the Globee® Awards for Sales, Marketing, Service, and Operations.
◦PowerSchool Unified Classroom® recognized as a winner in The EdTech Awards 2023 by EdTech Digest. The solution was named a “Cool Tool” winner for the learning management system (LMS) category.
◦PowerSchool recognized for ongoing commitment to customer support and service with 12 Stevie® Awards in the 17th annual Stevie Awards for Sales & Customer Service. This is the third consecutive year that PowerSchool has been recognized by the Stevie® Awards for Sales & Customer Service.

Commenting on the Company’s financial results, Eric Shander, PowerSchool President and CFO, added, “We are pleased with our performance in the first quarter, where we expanded our Adjusted EBITDA margin by 250 basis points over the prior year. We remain focused on expanding our operating leverage while continuing to invest in solution innovation and market expansion that will drive sustainable long-term growth in our top and bottom lines.”

Financial Outlook

The Company currently expects the following results:
Quarter ending June 30, 2023 (in millions)

Total revenue	$169	to	$174
Adjusted EBITDA *	$55	to	$57
Year ending December 31, 2023 (in millions)

Total revenue	$688	to	$694
Adjusted EBITDA *	$222	to	$227

* Adjusted EBITDA, a non-GAAP financial measure, was not reconciled to net income (loss), the most closely comparable GAAP financial measure, because net income (loss) is not accessible on a forward-looking basis. The Company is unable to reconcile Adjusted EBITDA to net loss without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items include stock-based compensation charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, and other items. The unavailable information could have a significant impact on net income (loss). The foregoing financial outlook reflects the Company’s expectations as of today’s date. Given the number of risk factors, uncertainties, and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical non-GAAP financial measures to the most closely comparable GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”
Conference Call Details
PowerSchool will host a conference call to discuss the first quarter 2023 results on May 4, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Those wishing to participate via webcast should access the call through PowerSchool’s Investor Relations website (https://investors.powerschool.com/events-and-presentations/default.aspx). An archived webcast will be made available shortly after the conference call ends.

Those wishing to participate via telephone may dial 1-800-732-5617 (USA) or 1-212-231-2931 (International) by referencing conference ID 22026693. The telephone replay will be available from 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time) on May 4, 2023, through May 11, 2023, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and referencing the replay passcode 22026693.

About PowerSchool
PowerSchool (NYSE: PWSC) is the leading provider of cloud-based software for K-12 education in North America. Its mission is to power the education ecosystem with unified technology that helps educators and students realize their full potential, in their way. PowerSchool connects students, teachers, administrators, and parents, with the shared goal of improving student outcomes. From the office to the classroom to the home, it helps schools and districts efficiently manage state reporting and related compliance, special education, finance, human resources, talent, registration, attendance, funding, learning, instruction, grading, assessments, and analytics in one unified platform. PowerSchool supports over 50 million students globally and more than 15,000 customers, including over 90 of the top 100 districts by student enrollment in the United States, and sells solutions in over 90 countries. Visit www.powerschool.com to learn more.

Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: economic uncertainty, including high inflation, high interest rates, foreign currency exchange volatility, concerns of economic slowdown or recession, instability of the banking system, and reduced government spending or suspension of investment in new or enhanced projects; our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire, and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect, and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities Exchange Commission (“SEC”). Copies of such filing may be obtained from the Company or the SEC.

We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances except as required by law.

Definitions of Certain Key Business Metrics

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized value of all recurring contracts as of the end of the period. ARR mitigates fluctuations due to seasonality, contract term, one-time discounts given to help customers meet their budgetary and cash flow needs, and the sales mix for recurring and non-recurring revenue. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast, and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Net Revenue Retention Rate (“NRR”)

We believe that our ability to retain and grow recurring revenues from our existing customers over time strengthens the stability and predictability of our revenue base and is reflective of the value we deliver to them through upselling and cross selling our solution portfolio. We assess our performance in this area using a metric we refer to as Net Revenue Retention Rate (“NRR”). For the purposes of calculating NRR, we exclude from our calculation of NRR any changes in ARR attributable to Intersect customers, as this product is sold through our channel partnership with EAB Global, Inc. and is pursuant to annual revenue minimums, therefore the business will not be managed based on NRR. We calculate our dollar-based NRR as of the end of a reporting period as follows:

•Denominator. We measure ARR as of the last day of the prior year comparative reporting period.

•Numerator. We measure ARR from renewed and new sale opportunities booked as of the last day of the current reporting period from customers with associated ARR as of the last day of the prior year comparative reporting period.

The quotient obtained from this calculation is our dollar-based net revenue retention rate. Our NRR provides insight into the impact on current year recurring revenues of expanding adoption of our solutions by our existing customers during the current period. Our NRR is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for analytical and supplemental informational purposes only, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted Gross Profit: Adjusted Gross Profit is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined in accordance with GAAP. We define Adjusted Gross Profit as gross profit, adjusted for depreciation, share-based compensation expense and the related employer payroll tax, restructuring and acquisition-related expenses, amortization of acquired intangible assets, and capitalized product development costs. We use Adjusted Gross Profit to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that Adjusted Gross Profit is a useful measure to us and to our investors because it provides consistency and comparability with our past financial performance and between fiscal periods, as the metric generally eliminates the effects of the variability of depreciation, share-based compensation, restructuring expense, acquisition-related expenses, and amortization of acquired intangibles and capitalized product development costs from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of this measure enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Non-GAAP Net Income (Loss), Non-GAAP Cost of Revenue and Operating Expenses, and Adjusted EBITDA: Non-GAAP Net Income (Loss), Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA are supplemental measures of operating performance that are not made under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss), GAAP cost of revenue, and GAAP operating expenses, as applicable. We define Non-GAAP Net Income (Loss) as net income (loss) adjusted for depreciation and amortization, share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expenses. We define Non-GAAP Cost of Revenue and Operating Expenses as their respective GAAP measures adjusted for share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expense. We define Adjusted EBITDA as net income (loss) adjusted for all of the above items, net interest expense, and provision for (benefit from) income tax. We use Non-GAAP Net Income, Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Non-GAAP Net Income and Adjusted EBITDA facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.
Free Cash Flow and Unlevered Free Cash Flow: Free Cash Flow and Unlevered Free Cash Flow are supplemental measures of liquidity that are not made under GAAP and that do not represent, and should not be considered as, an alternative to cash flow from operations, as determined by GAAP. We define Free Cash Flow as net cash used in operating activities less, cash used for purchases of property and equipment, and capitalized product development costs. We define Unlevered Free Cash Flow as Free Cash Flow plus cash paid for interest on outstanding debt. We believe that Free Cash Flow and Unlevered Free Cash Flow are useful indicators of liquidity that provide information to management and investors about the amount of cash generated by our operations inclusive of that used for investments in property and equipment and capitalized product development costs as well as cash paid for interest on outstanding debt.
These non-GAAP financial measures have their limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, these non-GAAP financial measures should not be considered as a replacement for their respective comparable financial measures, as determined by GAAP, or as a measure of our profitability or liquidity. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

(in thousands except per share data)	Three Months Ended March 31,
	2023	2022
	(unaudited)
Revenue:
Subscriptions and support	$141,073	$129,765
Service	16,233	16,063
License and other	2,148	3,764
Total revenue	159,454	149,592
Cost of revenue:
Subscriptions and support	38,194	38,034
Service	14,323	14,996
License and other	951	986
Depreciation and amortization	16,021	13,961
Total cost of revenue	69,489	67,977
Gross profit	89,965	81,615
Operating expenses:
Research and development	25,421	26,618
Selling, general, and administrative	49,558	40,102
Acquisition costs	—	1,575
Depreciation and amortization	15,771	15,958
Total operating expenses	90,750	84,253
Loss from operations	(785)	(2,638)
Interest expense - net	14,029	7,022
Other expenses (income) - net	44	(78)
Loss before income taxes	(14,858)	(9,582)
Income tax (benefit) expense	(45)	4,538
Net loss	(14,813)	(14,120)
Less: Net loss attributable to non-controlling interest	(2,960)	(2,007)
Net loss attributable to PowerSchool Holdings, Inc.	$(11,853)	$(12,113)
Net loss attributable to PowerSchool Holdings, Inc. per share of Class A common stock - basic and diluted	$(0.07)	$(0.08)
Weighted average shares of Class A common stock, basic
Other comprehensive income, net of taxes:
Foreign currency translation	86	209
Change in unrealized gain on investments	3	—
Total other comprehensive income	89	209
Less: comprehensive income attributable to non-controlling interest	17	42
Comprehensive loss attributable to PowerSchool Holdings, Inc.	$(11,781)	$(11,946)

CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands)	March 31, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$64,273	$137,471
Accounts receivable - net of allowance of $4,540 and $4,712, respectively	45,567	54,296
Prepaid expenses and other current assets	44,011	36,886
Total current assets	153,851	228,653
Property and equipment - net	5,753	6,173
Operating lease right-of-use assets	7,987	8,877
Capitalized product development costs - net	104,209	100,861
Goodwill	2,487,024	2,487,007
Intangible assets - net	698,473	722,147
Other assets	31,809	29,677
Total assets	$3,489,106	$3,583,395
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$6,319	$5,878
Accrued expenses	93,871	84,270
Operating lease liabilities, current	4,567	5,263
Deferred revenue, current	236,068	310,536
Current portion of long-term debt	7,750	7,750
Total current liabilities	348,575	413,697
Noncurrent Liabilities:
Other liabilities	2,097	2,099
Operating lease liabilities - net of current	6,949	8,053
Deferred taxes	273,355	281,314
Tax Receivable Agreement liability	392,671	410,361
Deferred revenue - net of current	6,084	5,303
Long-term debt, net	727,414	728,624
Total liabilities	1,757,145	1,849,451
Stockholders' Equity:
Class A common stock, $0.0001 par value per share, 500,000,000 shares authorized, 162,870,882 and 159,596,001 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	16	16
Class B common stock, $0.0001 par value per share, 300,000,000 shares authorized, 37,654,059 and 39,928,472 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	4	4
Additional paid-in capital	1,477,630	1,438,019
Accumulated other comprehensive loss	(2,033)	(2,122)
Accumulated deficit	(199,103)	(187,250)
Total stockholders' equity attributable to PowerSchool Holdings, Inc.	1,276,514	1,248,667
Non-controlling interest	455,447	485,277
Total stockholders' equity	1,731,961	1,733,944
Total liabilities and stockholders' equity	$3,489,106	$3,583,395

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2023	2022
(in thousands)
Cash flows from operating activities:
Net loss	$(14,813)	$(14,120)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	31,792	29,935
Share-based compensation	14,549	11,550
Amortization of operating lease right-of-use assets	788	1,911
Change in fair value of acquisition-related contingent consideration	(450)	163
Amortization of debt issuance costs	876	876
Provision for allowance for doubtful accounts	369	(475)
Loss on lease modification	52	—
Disposal of property and equipment	48	3
Changes in operating assets and liabilities — net of effects of acquisitions:
Accounts receivables	8,360	4,775
Prepaid expenses and other current assets	(7,135)	(4,686)
Other assets	(2,283)	(1,450)
Accounts payable	250	(6,423)
Accrued expenses	(16,512)	(10,911)
Other liabilities	(1,737)	(6,566)
Deferred taxes	(494)	4,894
Deferred revenue	(73,687)	(74,019)
Net cash used in operating activities	$(60,027)	$(64,543)
Cash flows from investing activities:
Purchases of property and equipment	(356)	(1,761)
Investment in capitalized product development costs	(9,676)	(8,920)
Acquisitions—net of cash acquired	—	(15,530)
Net cash used in investing activities	$(10,032)	$(26,211)
Cash flows from financing activities:
Taxes paid related to the net share settlement of equity awards	(1,284)	—
Proceeds from Revolving Credit Agreement	—	30,000
Repayment of First Lien Debt	(1,938)	(1,938)
Payments of deferred offering costs	—	(295)
Net cash (used in) provided by financing activities	$(3,222)	$27,767
Effect of foreign exchange rate changes on cash	73	92
Net decrease in cash, cash equivalents, and restricted cash	(73,208)	(62,895)
Cash, cash equivalents, and restricted cash—Beginning of period	137,981	86,991
Cash, cash equivalents, and restricted cash—End of period	$64,773	$24,096

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of Gross profit to Adjusted gross profit

	Three Months Ended March 31,
(in thousands, except for percentages)	2023	2022

Gross profit	$89,965	$81,615
Depreciation	252	275
Share-based compensation(1)	2,458	2,167
Restructuring(2)	13	973
Acquisition-related expense(3)	87	200
Amortization	15,769	13,685
Adjusted Gross Profit	$108,544	$98,915
Gross Profit Margin(4)	56.4%	54.6%
Adjusted Gross Profit Margin(5)	68.1%	66.1%

(1) Refers to expenses flowing through gross profit associated with share-based compensation.
(2)    Refers to expenses flowing through gross profit related to migration of customers from legacy to core products, and severance expense related to offshoring activities and executive departures.
(3)    Refers to expenses flowing through gross profit incurred to execute and integrate acquisitions, including retention awards and severance for acquired employees.
(4)    Represents gross profit as a percentage of revenue.
(5)    Represents Adjusted Gross Profit as a percentage of revenue.

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2023	2022

Net loss	$(14,813)	$(14,120)
Add:
Amortization	30,873	28,654
Depreciation	918	1,264
Net interest expense(1)	14,029	7,022
Income tax (benefit) expense	(45)	4,538
Share-based compensation	15,481	12,395
Management fees(2)	63	84
Restructuring(3)	1,366	145
Acquisition-related expense(4)	1,534	2,628
Adjusted EBITDA	$49,406	$42,610

Net loss margin(5)	(9.3)%	(9.4)%
Adjusted EBITDA margin(6)	31.0%	28.5%

(1)    Interest expense, net of interest income.
(2)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.

(3)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures.
(4)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved, Inc. ("Kinvolved") and Chalk.com Education ULC ("Chalk"). These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(5)    Represents net loss as a percentage of revenue.
(6)    Represents Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net Loss to Non-GAAP Net Income

	Three Months Ended March 31,
(in thousands, except share and per share data)	2023	2022

Net loss	$(14,813)	$(14,120)
Add:
Amortization	30,873	28,654
Depreciation	918	1,264
Share-based compensation	15,481	12,395
Management fees(1)	63	84
Restructuring(2)	1,366	145
Acquisition-related expense(3)	1,534	2,628
Non-GAAP Net Income	$35,422	$31,050

Weighted-average Class A common stock outstanding used in computing GAAP net loss per share - basic and diluted	160,506,571	158,112,296

Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income per share - basic	160,506,571	158,112,296
Effect of RSAs, RSUs and MSUs	1,288,817	57,275
Effect of LLC Units	37,654,059	39,928,472
Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income per share - diluted	199,449,447	198,098,043

GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic and diluted	$(0.07)	$(0.08)
Non-GAAP Net Income per share of Class A common stock - basic	$0.22	$0.20
Non-GAAP Net Income per share of Class A common stock - diluted	$0.18	$0.16

(1)    Refers to expense associated with collaboration with our Principal Stockholders and their internal consulting groups.
(2)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures.
(3)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved and Chalk. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Operating Expenses

	Three Months Ended March 31,
(in thousands)	2023	2022

GAAP Cost of Revenue - Subscription and Support	$38,194	$38,034
Less:
Share-based compensation	1,556	1,115
Restructuring	—	4
Acquisition-related expense	22	174
Non-GAAP Cost of Revenue - Subscription and Support	$36,616	$36,741

GAAP Cost of Revenue - Services	$14,323	$14,996
Less:
Share-based compensation	902	1,052
Restructuring	13	969
Acquisition-related expense	65	26
Non-GAAP Cost of Revenue - Services	$13,343	$12,949

GAAP Research & Development	$25,421	$26,618
Less:
Share-based compensation	4,072	3,104
Restructuring	105	—
Acquisition-related expense	1,376	45
Non-GAAP Research & Development	$19,868	$23,469

GAAP Selling, General and Administrative	$49,558	$40,102
Less:
Share-based compensation	8,951	7,125
Management fees	63	84
Restructuring	1,248	(828)
Acquisition-related expense	70	808
Non-GAAP Selling, General and Administrative	$39,226	$32,913

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended March 31,
(in thousands)	2023	2022
Net cash used in operating activities	$(60,027)	$(64,543)
Purchases of property and equipment	(356)	(1,761)
Capitalized product development costs	(9,676)	(8,920)
Free Cash Flow	$(70,059)	$(75,224)
Add:
Cash paid for interest on outstanding debt	13,695	6,183
Unlevered Free Cash Flow	$(56,364)	$(69,041)

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PWSC-F

Investor Contact:
Shane Harrison
investor.relations@PowerSchool.com
855-707-5100

Media Contact:
Beth Keebler
public.relations@PowerSchool.com
503-702-4230

Source: PowerSchool Holdings, Inc.